UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): June 30, 2005

                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                      1-15345                 25-1391475
 (State or other jurisdiction   (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)


              2441 Viscount Row                                  32809
               Orlando, Florida                               (Zip Code)
      (Address of principal executive offices)

       Registrant's telephone number, including area code: (407) 855-5500

         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 30, 2005, Galaxy Nutritional Foods, Inc. (the "Company) entered into a definitive agreement (the "Asset Purchase Agreement") for the sale of certain of the Company's manufacturing and production equipment to Schreiber Foods, Inc., a Wisconsin corporation ("Schreiber"), for $8.7 million in cash.

Other key terms of the transaction are as follows:

o Since the transaction may constitute a sale of substantially all of the Company's assets, the transaction will be subject to obtaining approval from the Company's shareholders.

o The transaction is subject to other closing conditions, including obtaining approval from the Company's lenders, Textron Financial Corporation and Wachovia Bank (formerly SouthTrust Bank).

o Subject to the satisfaction of the conditions described above and other conditions as set forth in the Asset Purchase Agreement, the anticipated closing date is November 1, 2005.

o If the Company's shareholders do not approve the transaction, the Asset Purchase Agreement provides for an alternative transaction whereby the Company would sell to Schreiber a smaller portion of the assets, which would not constitute substantially all of the Company's assets and therefore would not require shareholder approval. The purchase price for this alternative sale would be $2,115,000. This alternative sale is subject to obtaining approval from the Company's lenders.

o If the Company is unable to obtain approval from its lenders with respect to this alternative sale, then the Company and Schreiber will negotiate in good faith to make the smaller portion of the assets available for Schreiber's use on reasonably acceptable terms, not to exceed a term of 180 days. This alternative arrangement is also subject to obtaining approval from the Company's lenders.

o Between signing and closing of the transaction, the Company may not agree to sell the assets that are the subject of the Asset Purchase Agreement to any other person, and, except in the ordinary course of business, the Company may not encumber such assets.

As indicated above, there are a number of conditions that must be met prior to the consummation of the transaction. There can be no assurance that the Company will satisfy these conditions and, therefore, there can be no assurance that the transaction will be consummated.

The Company plans to distribute a proxy statement describing the transaction and the Asset Purchase Agreement after it has been filed with and reviewed by the Securities and Exchange Commission.

The description of the proposed disposition of assets described in this report does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 4.25 to this report and incorporated herein by reference. The Asset Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company.

The Asset Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Asset Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

The Supply Agreement

On June 30, 2005, the Company and Schreiber entered into a Supply Agreement (the "Supply Agreement"), whereby Galaxy will purchase all of its requirements for products from Schreiber, and Schreiber will manufacture and distribute all of the Company's products.

Other key terms of the transaction are as follows:

o The initial term of the Supply Agreement is for five years from the effective date of September 1, 2005, and is renewable at the Company's option for up to two additional five-year periods.

o After November 1, 2005 and throughout the remainder of the Supply Agreement's term, Schreiber will be the sole source of supply of the Company's products.

o If the Company does not exercise its option to renew the Supply Agreement at the end of the initial five-year period, there is a cancellation charge of $1.5 million. If the Company does not exercise its option to renew the Supply Agreement at the end of the second five-year period, there is a cancellation charge of $750,000. If the sale of the assets to Schreiber for $8,700,000 as contemplated by the Asset Purchase Agreement described above is not consummated, then the Company will not be required to pay any cancellation charge.

o On or before November 1, 2005, Schreiber will purchase the Company's remaining raw materials, ingredients and packaging and operating supplies at the Company's cost.

o The Supply Agreement provides for a contingent short-fall payment obligation by the Company if a specified production level is not met during the second year after the effective date. If a contingent short-fall payment is accrued after the second year, it may be reduced at the end of the third year if the production level during the third year exceeds the specified level of production. If the sale of the assets to Schreiber for $8,700,000 as contemplated by the Asset Purchase Agreement is not consummated, then the Company will not be required to pay any such short-fall payment.

o Schreiber is required to deliver products to the Company or its customers that are in compliance with the Company's standards and specifications and all applicable laws. Schreiber has guaranteed that the products will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act as of the time of delivery.

o Schreiber will deliver all products within 10 business days of the effective date of such order, which is one business day after receipt of the order.

o The Company may not manufacture any products governed by the Supply Agreement during the term of the Supply Agreement.

o Schreiber may not manufacture the Company's products or use any of the Company's intellectual property other than pursuant to the terms of the Supply Agreement.

o The Company may terminate the Supply Agreement if the Company's shareholders do not approve the transaction contemplated by the Asset Purchase Agreement (described above), by providing notice to Schreiber within 30 days of the date that the Company's stockholders vote on, but do not approve, the transactions contemplated by the Asset Purchase Agreement. The effectiveness of such termination may not be more than 180 days after the date of such notice.

o If the Company's shareholders do not approve the transaction contemplated by the Asset Purchase Agreement, and the Company and Schreiber are unable to consummate an alternative transaction (as described above) prior to January 1, 2006, then Schreiber may terminate the agreement by providing written notice to the Company prior to February 1, 2006. The effectiveness of such termination may not be less than 180 days after the date of such notice, unless agreed to by the Company.

o Performance under the Supply Agreement (other than payment obligations) will be excused if either party is prevented from complying with any terms or provisions of the Supply Agreement by reason of certain events that are demonstrably beyond such party's control.

The description of the Supply Agreement described in this report does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement, which is filed as Exhibit 10.19 to this report and incorporated herein by reference.

Assuming that the above agreements are consummated, the Company anticipates that the pricing terms received from Schreiber will be at terms favorable to the Company's current production and distribution costs. The Company believes it will benefit from a reduction in annual cash outlay in excess of $2.5 million in the first full year due to lower costs on production and distribution of its products, as well as the elimination of ongoing debt service to Wachovia Bank, N.A. (as described below).

Section 2 - Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 30, 2005, the Company entered into a Loan Modification Agreement with Wachovia Bank, N.A. (formerly SouthTrust Bank) regarding its loan to the Company. The agreement modified the following terms of the loan:

      o the loan will mature and be payable in full on July 31, 2006 instead of June 1, 2009;

      o the principal payments will remain at $110,000 per month until the scheduled maturity of the loan on July 31, 2006 instead of increasing to $166,250 on July 1, 2005 as provided by the terms of the promissory note evidencing the loan; and

      o Wachovia Bank has waived through July 31, 2006, the Company's compliance with the covenants set forth in the loan agreement related to the Company's tangible net worth requirement and the Company's total liabilities to tangible net worth and maximum funded debt to EBITDA ratios.

In connection with the agreement, the Company agreed to pay Wachovia $60,000, of which $30,000 was paid upon execution of the agreement and $30,000 is due on August 1, 2005. As required by the terms of the Loan Modification Agreement, as well as other loan documents applicable to the loan, if the Company sells its equipment as described above, the loan will be due and payable in full at the time of sale.

The description of the Loan Modification Agreement described in this report does not purport to be complete and is qualified in its entirety by reference to the Loan Modification Agreement, which is filed as Exhibit 10.20 to this report and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

      4.25 Asset Purchase Agreement dated June 30, 2005 between Galaxy Nutritional Foods, Inc. and Schreiber Foods, Inc. (Filed herewith).

      10.19 Supply Agreement dated June 30, 2005 between Galaxy Nutritional Foods, Inc. and Schreiber Foods, Inc. (Filed herewith).

      10.20 Loan Modification Agreement June 30, 2005 between Galaxy Nutritional Foods, Inc. and Wachovia Bank N.A (formerly SouthTrust Bank) (Filed herewith).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           GALAXY NUTRITIONAL FOODS, INC.


July 6, 2005                               By:    /s/ Michael E. Broll
                                                --------------------------------

                                           Name:  Michael E. Broll
                                                --------------------------------

                                           Title: Chief Executive Officer
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